The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

JPMorgan Chase Financial Company LLC	August 2026

Pricing Supplement

Registration Statement Nos. 333-293684 and 333-293684-01

Dated August 14, 2026

Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in International Equities

Dual Directional Trigger Jump Securities Based on the Performance of a Basket of Five Indices due September 4, 2031

Principal at Risk Securities

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

The Dual Directional Trigger Jump Securities will pay no interest and do not guarantee any return of your principal at maturity. At maturity, you will receive for each security that you hold an amount in cash that will vary depending on the performance of the basket, as determined on the valuation date. If the final basket value is greater than or equal to the initial basket value, investors will receive at maturity, for each security the greater of a cash payment that reflects the basket percent change and an upside payment in addition to the stated principal amount. If the final basket value is less than the initial basket value but by no more than 25%, investors will receive at maturity the stated principal amount of the securities plus an unleveraged positive return equal to the absolute value of the percentage decline, which will effectively be limited to a positive 25% return. However, if the basket has depreciated by more than 25% in value, at maturity investors will lose the benefit of the absolute return feature and will lose 1% of the stated principal amount for every 1% of decline in the value of the basket over the term of the securities. The securities are for investors who seek an exposure to an unequally weighted basket of the five indices specified below and who are willing to risk their principal and forgo current income in exchange for the upside payment and absolute return features that in each case apply to a limited range of the performance of the basket. The securities are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co., issued as part of JPMorgan Financial’s Medium-Term Notes, Series A, program. Any payment on the securities is subject to the credit risk of JPMorgan Financial, as issuer of the securities, and the credit risk of JPMorgan Chase & Co., as guarantor of the securities. The investor may lose a significant portion or all of the stated principal amount of the securities.

FINAL TERMS
Issuer:	JPMorgan Chase Financial Company LLC, a direct, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
Basket:	Underlying indices	Bloomberg ticker symbol	Basket weighting
	EURO STOXX 50® Index (the “SX5E Index”)	SX5E	40.00%
	TOPIX® Index (the “TPX Index”)	TPX	25.00%
	FTSE® 100 Index (the “UKX Index”)	UKX	17.50%
	Swiss Market Index (the “SMI Index”)	SMI	10.00%
	S&P/ASX 200 Index (the “AS51 Index”)	AS51	7.50%
We refer to the SX5E Index, the TPX Index, the UKX Index, the SMI Index and the AS51 Index as the underlying indices. Because the SX5E Index makes up 40% of the basket, we expect that generally the market value of your securities and your payment at maturity will depend significantly on the performance of the SX5E Index.
Aggregate principal amount:	$4,450,000
Payment at maturity:	If the final basket value is greater than or equal to the initial basket value, for each $1,000 stated principal amount security:
$1,000 + the greater of (a) $1,000 × basket percent change and (b) the upside payment
If the final basket value is less than the initial basket value but is greater than or equal to the trigger level, for each $1,000 stated principal amount security:
$1,000 + ($1,000 × absolute basket return)

In this scenario, you will receive a 1% positive return on the securities for each 1% negative return on the basket. In no event will this amount exceed the stated principal amount plus $250.00.

Accordingly, the maximum downside payment at maturity is $1,250.00 per security.

If the final basket value is less than the trigger level, for each $1,000 stated principal amount security:
$1,000 × basket performance factor
This amount will be less than the stated principal amount of $1,000 per security and will represent a loss of more than 25%, and possibly all, of your investment.
Upside payment:	$453.50 per $1,000 stated principal amount security (45.35% of the stated principal amount)
Basket percent change:	(final basket value – initial basket value) / initial basket value
Absolute basket return:	The absolute value of the basket percent change. For example, a -5% basket percent change will result in a +5% absolute basket return.
Trigger level:	75, which is 75% of the initial basket value
Basket performance factor:	final basket value / initial basket value
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	August 14, 2026
Original issue date (settlement date):	August 19, 2026
Valuation date*:	August 29, 2031
Maturity date*:	September 4, 2031
Agent:	J.P. Morgan Securities LLC (“JPMS”)
Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per security	$1,000.00	$30.00(2)	$965.00
		$5.00(3)
Total	$4,450,000.00	$155,750.00	$4,294,250.00
(1)	See “Additional Information about the Securities — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the securities.
(2)	JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions of $30.00 per $1,000 stated principal amount security it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $5.00 for each $1,000 stated principal amount security

* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings” and “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement or early acceleration in the event of an acceleration event as described under “General Terms of Notes — Consequences of an Acceleration Event” in the accompanying product supplement and “Risk Factors — Risks Relating to the Securities Generally — We may accelerate your securities in our sole discretion and the calculation agent may adjust their final payment in good faith and in a commercially reasonable manner if an acceleration event occurs” in this pricing supplement

The estimated value of the securities on the pricing date was $949.60 per $1,000 stated principal amount security. See “Additional Information about the Securities — The estimated value of the securities” in this document for additional information.

Investing in the securities involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, “Risk Factors” beginning on page PS-12 of the accompanying product supplement and “Risk Factors” beginning on page 11 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the Securities” at the end of this document.

Product supplement no. 3-I dated April 17, 2026: http://www.sec.gov/Archives/edgar/data/19617/000121390026045198/ea0285802-20_424b2.pdf

Underlying supplement no. 1-I dated April 17, 2026: http://www.sec.gov/Archives/edgar/data/19617/000121390026045209/ea0285802-11_424b2.pdf

Prospectus supplement and prospectus, each dated April 17, 2026: http://www.sec.gov/Archives/edgar/data/19617/000095010326005889/crt_dp245141-424b2.pdf

JPMorgan Chase Financial Company LLC

Dual Directional Trigger Jump Securities Based on the Performance of a Basket of Five Indices due September 4, 2031

Principal at Risk Securities

Terms continued from previous page:
Initial basket value:	Set equal to 100 on the pricing date
Final basket value:	The basket closing value on the valuation date
Basket closing value:	The basket closing value on the valuation date will be calculated as follows: 100 × [1 + sum of (index return of each underlying index × basket weighting of that underlying index)]
Index return:	With respect to each underlying index: (final index value – initial index value) initial index value
Initial index value:	With respect to each underlying index, the closing level of that underlying index on the pricing date, which was 6,539.59 for the EURO STOXX 50® Index, 4,197.20 for the TOPIX® Index, 10,750.11 for the FTSE® 100 Index, 14,390.67 for the Swiss Market Index and 9,115.215 for the S&P/ASX 200 Index
Final index value:	With respect to each underlying index, the closing level of that underlying index on the valuation date
CUSIP / ISIN:	46661K2R8 / US46661K2R85
Listing:	The securities will not be listed on any securities exchange.

August 2026	Page 2

JPMorgan Chase Financial Company LLC

Dual Directional Trigger Jump Securities Based on the Performance of a Basket of Five Indices due September 4, 2031

Principal at Risk Securities

Investment Summary

Dual Directional Trigger Jump Securities

Principal at Risk Securities

The Dual Directional Trigger Jump Securities Based on the Performance of a Basket of Five Indices due September 4, 2031 (the “securities”) can be used:

▪	As an alternative to direct exposure to the underlying indices that provides a potential return equal to the greater of the basket percent change and 45.35% (as reflected in the upside payment of $453.50 per $1,000 stated principal amount security) if the final basket value is greater than or equal to the initial basket value.
▪	To enhance returns and potentially outperform the basket in a moderately bullish scenario.
▪	To provide an unleveraged positive return in the event of a decline of the basket but only if the final basket value is greater than or equal to the trigger level.

If the final basket value is less than the trigger level, the securities are exposed on a 1-to-1 basis to any percentage decline of the final basket value from the initial basket value. Accordingly, investors may lose their entire initial investment in the securities.

Maturity:	Approximately 60.5 months
Upside payment:	$453.50 per $1,000 stated principal amount security (45.35% of the stated principal amount)
Trigger level:	75% of the initial basket value
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the securities.
Basket weightings:	40.00% for the SX5E Index, 25.00% for the TPX Index, 17.50% for the UKX Index, 10.00% for the SMI Index and 7.50% for the AS51 Index

Supplemental Terms of the Securities

For purposes of the accompanying product supplement, each underlying index is an “Index.”

August 2026	Page 3

JPMorgan Chase Financial Company LLC

Dual Directional Trigger Jump Securities Based on the Performance of a Basket of Five Indices due September 4, 2031

Principal at Risk Securities

Key Investment Rationale

The securities offer a potential return at maturity based on full participation in the positive performance of the underlying asset, subject to a contingent minimum return, if the final basket value is greater than or equal to the initial basket value and provides the opportunity, through the absolute return feature, to earn a positive return at maturity for a limited range of negative performance of the underlying asset. At maturity, if the underlying asset is flat or has appreciated, investors will receive the stated principal amount of their investment plus the greater of (a) the stated principal amount × the basket percent change and (b) the upside payment. At maturity, if the underlying asset has depreciated in value but by no more than 25%, investors will receive the stated principal amount of their investment plus an unleveraged positive return equal to the absolute value of the percentage decline in the underlying asset, which will effectively be limited to a positive 25% return. However, at maturity, if the underlying asset has depreciated in value by more than 25%, investors will lose the benefit of the absolute return feature and will lose 1% of the stated principal amount for every 1% of decline, without any buffer. Investors may lose a significant portion or all of the stated principal amount of the securities.

Absolute Return Feature	The securities offer investors an opportunity to earn an unleveraged positive return if the final basket value is less than the initial basket value but is greater than or equal to the trigger level.
Upside Scenario	The final basket value is greater than or equal to the initial basket value and, at maturity, the payment at maturity for each security will be equal to $1,000.00 plus the greater of (a) $1,000 × the basket percent change and (b) the upside payment of $453.50 per $1,000 stated principal amount security.
Absolute Return Scenario	The final basket value is less than the initial basket value but is greater than or equal to the trigger level, which is 75% of the initial basket value. In this case, the securities pay a 1% positive return for each 1% negative return of the basket. For example, if the final basket value is 5% less than the initial basket value, the securities will provide a total positive return of 5% at maturity. The maximum return you may receive in this scenario is a positive 25% return at maturity.
Downside Scenario	The final basket value is less than the trigger level. In this case, the securities pay an amount that is over 25% less than the stated principal amount and this decrease will be by an amount that is proportionate to the percentage decline in the final basket value from the initial basket value. (Example: if the basket decreases in value by 30%, the securities will pay an amount that is less than the stated principal amount by 30%, or $700 per security.)

August 2026	Page 4

JPMorgan Chase Financial Company LLC

Dual Directional Trigger Jump Securities Based on the Performance of a Basket of Five Indices due September 4, 2031

Principal at Risk Securities

How the Dual Directional Trigger Jump Securities Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the securities based on the following terms:

Stated principal amount:	$1,000 per security
Upside payment:	$453.50 (45.35% of the stated principal amount) per $1,000 stated principal amount security
Trigger level:	75% of the initial basket value
Dual Directional Trigger Jump Securities Payoff Diagram

How it works

▪	Upside Scenario. If the final basket value is greater than or equal to the initial basket value, the payment at maturity is equal to the $1,000 stated principal amount plus the greater of (a) $1,000 × the basket percent change and (b) the upside payment. Under the terms of the securities, in the payoff diagram, an investor will receive the payment at maturity of $1,453.50 per security if the final basket percent change is no more than 45.35% and would receive $1,000 plus an amount that represents a 1-to-1 participation in the appreciation of the basket if the basket percent change is greater than 45.35%.
▪	For example, if the basket appreciates 5%, investors will receive a 45.35% return, or $1,453.50 per $1,000 stated principal amount security.
▪	For example, if the basket appreciates 50%, investors will receive a 50.00% return, or $1,500 per $1,000 stated principal amount security.
▪	Absolute Return Scenario. If the final basket value is less than the initial basket value but is greater than or equal to the trigger level, investors will receive a 1% positive return on the securities for each 1% negative return of the basket.
▪	For example, if the basket depreciates 5%, investors will receive a 5% return, or $1,050 per $1,000 stated principal amount security.
▪	The maximum return you may receive in this scenario is a positive 25% return at maturity.
▪	Downside Scenario. If the final basket value is less than the trigger level, investors will lose the benefit of the absolute return feature and will instead receive an amount that is significantly less than the stated principal amount by an amount proportionate to the percentage decrease of the final basket value from the initial basket value. This amount will be less than 75% of the stated principal amount per security.
▪	For example, if the basket depreciates 50%, investors will lose 50% of their principal and receive only $500 per $1,000 stated principal amount security at maturity, or 50% of the stated principal amount.

August 2026	Page 5

JPMorgan Chase Financial Company LLC

Dual Directional Trigger Jump Securities Based on the Performance of a Basket of Five Indices due September 4, 2031

Principal at Risk Securities

The hypothetical returns and hypothetical payments on the securities shown above apply only if you hold the securities for their entire term. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

August 2026	Page 6

JPMorgan Chase Financial Company LLC

Dual Directional Trigger Jump Securities Based on the Performance of a Basket of Five Indices due September 4, 2031

Principal at Risk Securities

Hypothetical Payouts on the Securities at Maturity

Below are four examples of how to calculate the payment at maturity based on the hypothetical values of the underlying indices in the respective tables below. The following hypothetical examples are provided for illustrative purposes only. Actual results may vary. The hypothetical initial index value of each underlying index of 100.00 has been chosen for illustrative purposes only and does not represent the actual initial index value of any underlying index. The actual initial index value of each underlying index is the closing level of that underlying index on the pricing date and is specified under “Final Terms — Initial index value” in this pricing supplement. For historical data regarding the actual closing levels of each underlying index, please see the historical information set forth under “Basket Overview” in this pricing supplement.

Example 1: The final basket value is greater than the initial basket value, and the payment at maturity is equal to the hypothetical upside payment.

Underlying index	Basket weighting	Hypothetical initial index value	Hypothetical final index value	Index return
SX5E Index	40.00%	100.00	103.00	+3.00%
TPX Index	25.00%	100.00	103.00	+3.00%
UKX Index	17.50%	100.00	103.00	+3.00%
SMI Index	10.00%	100.00	103.00	+3.00%
AS51 Index	7.50%	100.00	103.00	+3.00%

Basket percent change = (final basket value – initial basket value) / initial basket value

Initial basket value = 100

Final basket value = 100 × [1 + sum of (index return of each underlying index × basket weighting of that underlying index)]

Using the hypothetical values above, the sum of the index return of each underlying index times the basket weighting of that underlying index:

[(103.00 – 100.00) / 100.00] × 40.00% = 1.200%
[(103.00 – 100.00) / 100.00] × 25.00% = 0.750%
[(103.00 – 100.00) / 100.00] × 17.50% = 0.525%
[(103.00 – 100.00) / 100.00] × 10.00% = 0.300%
[(103.00 – 100.00) / 100.00] × 7.50% = 0.225%
1.200% + 0.750% + 0.525% + 0.300% + 0.225% = 3.00%
Final basket value	=	100 × (1 + 3.00%), which equals 103
Basket percent change	=	(103 – 100) / 100, which equals 3.00%

Because $1,000 times the basket percent change ($30.00) is less than or equal to the upside payment of $453.50, the payment at maturity per $1,000 stated principal amount security will equal $1,000 plus the upside payment of $453.50 for a payment at maturity of $1,453.50 per $1,000 stated principal amount security.

August 2026	Page 7

JPMorgan Chase Financial Company LLC

Dual Directional Trigger Jump Securities Based on the Performance of a Basket of Five Indices due September 4, 2031

Principal at Risk Securities

Example 2: The final basket value is greater than the initial basket value, and the payment at maturity is greater than the hypothetical upside payment.

Underlying index	Basket weighting	Hypothetical initial index value	Hypothetical final index value	Index return
SX5E Index	40.00%	100.00	160.00	+60.00%
TPX Index	25.00%	100.00	160.00	+60.00%
UKX Index	17.50%	100.00	160.00	+60.00%
SMI Index	10.00%	100.00	160.00	+60.00%
AS51 Index	7.50%	100.00	160.00	+60.00%

Basket percent change = (final basket value – initial basket value) / initial basket value

Initial basket value = 100

Final basket value = 100 × [1 + sum of (index return of each underlying index × basket weighting of that underlying index)]

Using the hypothetical values above, the sum of the index return of each underlying index times the basket weighting of that underlying index:

[(160.00 – 100.00) / 100.00] × 40.00% = 24.00%
[(160.00 – 100.00) / 100.00] × 25.00% = 15.00%
[(160.00 – 100.00) / 100.00] × 17.50% = 10.50%
[(160.00 – 100.00) / 100.00] × 10.00% = 6.00%
[(160.00 – 100.00) / 100.00] × 7.50% = 4.50%
24.00% + 15.00% + 10.50% + 6.00% + 4.50% = 60.00%
Final basket value	=	100 × (1 + 60%), which equals 160
Basket percent change	=	(160 – 100) / 100, which equals 60.00%

Because $1,000 times the basket percent change ($600.00) is greater than the upside payment of $453.50, the payment at maturity per $1,000 stated principal amount security will equal $1,000 plus the product of $1,000 and the basket percent change or:

$1,000 + ($1,000 × 60.00%) = $1,600.00

August 2026	Page 8

JPMorgan Chase Financial Company LLC

Dual Directional Trigger Jump Securities Based on the Performance of a Basket of Five Indices due September 4, 2031

Principal at Risk Securities

Example 3: The final basket value is less than the initial basket value but is not less than the trigger level.

Underlying index	Basket weighting	Hypothetical initial index value	Hypothetical final index value	Index return
SX5E Index	40.00%	100.00	90.00	-10.00%
TPX Index	25.00%	100.00	90.00	-10.00%
UKX Index	17.50%	100.00	90.00	-10.00%
SMI Index	10.00%	100.00	90.00	-10.00%
AS51 Index	7.50%	100.00	90.00	-10.00%

Basket percent change = (final basket value – initial basket value) / initial basket value

Initial basket value = 100

Final basket value = 100 × [1 + sum of (index return of each underlying index × basket weighting of that underlying index)]

Using the hypothetical values above, the sum of the index return of each underlying index times the basket weighting of that underlying index:

[(90.00 – 100.00) / 100.00] × 40.00% = -4.00%
[(90.00 – 100.00) / 100.00] × 25.00% = -2.50%
[(90.00 – 100.00) / 100.00] × 17.50% = -1.75%
[(90.00 – 100.00) / 100.00] × 10.00% = -1.00%
[(90.00 – 100.00) / 100.00] × 7.50% = -0.75%
(-4.00%) + (-2.50%) + (-1.75%) + (-1.00%) + (-0.75%) = -10.00%
Final basket value	=	100 × [1 + (-10%)], which equals 90
Basket percent change	=	(90 – 100) / 100, which equals -10.00%
Absolute basket return	=	absolute value of the basket percent change
Trigger level	=	75

Although the final basket value is less than the initial basket value, because the final basket value is greater than or equal to the trigger level, the payment at maturity per $1,000 stated principal amount security will equal (a) $1,000 plus (b) (i) $1,000 times (ii) the absolute basket return or:

$1,000 + ($1,000 × 10.00%) = $1,100.00

August 2026	Page 9

JPMorgan Chase Financial Company LLC

Dual Directional Trigger Jump Securities Based on the Performance of a Basket of Five Indices due September 4, 2031

Principal at Risk Securities

Example 4: The final basket value is less than the initial basket value and has decreased below the trigger level.

Underlying index	Basket weighting	Hypothetical initial index value	Hypothetical final index value	Index return
SX5E Index	40.00%	100.00	20.00	-80.00%
TPX Index	25.00%	100.00	103.00	3.00%
UKX Index	17.50%	100.00	103.00	3.00%
SMI Index	10.00%	100.00	103.00	3.00%
AS51 Index	7.50%	100.00	103.00	3.00%

Basket performance factor = final basket value / initial basket value

Initial basket value = 100

Final basket value = 100 × [1 + sum of (index return of each underlying index × basket weighting of that underlying index)]

Using the hypothetical values above, the sum of the index return of each underlying index times the basket weighting of that underlying index:

[(20.00 – 100.00) / 100.00] × 40.00% = -32.000%
[(103.00 – 100.00) / 100.00] × 25.00% = 0.750%
[(103.00 – 100.00) / 100.00] × 17.50% = 0.525%
[(103.00 – 100.00) / 100.00] × 10.00% = 0.300%
[(103.00 – 100.00) / 100.00] × 7.50% = 0.225%
(-32.000%) + 0.750% + 0.525% + 0.300% + 0.225% = -30.20%
Final basket value	=	100 × (1 + (-30.20%)), which equals 69.80
Basket performance factor	=	69.80 / 100, which equals 69.80%
Trigger Level	=	75

In the above example, the final index values of all the underlying indices except for the SX5E Index (with a combined weighting of 60.00% of the basket) are each higher than their respective initial index values, but the final index value of the SX5E Index (with a weighting of 40.00% of the basket) is less than its initial index value. Accordingly, although the final index values of 60.00% (by weight) of the basket have increased in value over their respective initial index values, the final index value of the other 40.00% (by weight) of the basket has declined and, because it has declined significantly, its decline more than offsets the increases in the other underlying indices and, consequently, the basket performance factor is less than 100%.

Because the final basket value is less than the trigger level, in this example, the payment at maturity per $1,000 stated principal amount security will equal $1,000 times the basket performance factor or:

($1,000 × 69.80%) = $698.00

In this example, the payment at maturity per security will be $698.00, which is less than the stated principal amount by an amount that is proportionate to the percentage decline in the basket.

August 2026	Page 10

JPMorgan Chase Financial Company LLC

Dual Directional Trigger Jump Securities Based on the Performance of a Basket of Five Indices due September 4, 2031

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the sections entitled “Risk Factors” of the accompanying prospectus supplement and the accompanying product supplement. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to the Securities Generally

▪	The securities do not pay interest or guarantee the return of any principal and your investment in the securities may result in a loss. The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest or guarantee the payment of any principal amount at maturity. If the final basket value is less than the trigger level (which is 75% of the initial basket value), you will lose the benefit of the absolute return feature and the payment at maturity will be an amount in cash that is over 25% less than the stated principal amount of each security, and this decrease will be by an amount that is proportionate to the decrease in the value of the basket and may be zero. There is no minimum payment at maturity on the securities, and, accordingly, you could lose your entire initial investment in the securities.
▪	Your maximum downside gain on the securities is limited by the trigger level. If the final basket value is less than the initial basket value and greater than or equal to the trigger level, you will receive at maturity $1,000 plus a return equal to the absolute basket return, which will reflect a 1% positive return for each 1% negative return on the basket, subject to an effective limit of 25%. Because you will not receive a positive return if the basket has depreciated below the trigger level, your maximum downside payment will be $1,250.00 per $1,000.00 stated principal amount security.
▪	The securities are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., and any actual or anticipated changes to our or JPMorgan Chase & Co.’s credit ratings or credit spreads may adversely affect the market value of the securities. Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the securities. Any actual or anticipated decline in our or JPMorgan Chase & Co.’s credit ratings or increase in our or JPMorgan Chase & Co.’s credit spreads determined by the market for taking that credit risk is likely to adversely affect the market value of the securities. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.
▪	As a finance subsidiary, JPMorgan Financial has no independent activities and has limited assets. As a finance subsidiary of JPMorgan Chase & Co., we have no independent activities beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan Chase & Co. to meet our obligations under the securities. We are not an operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the securities as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the securities, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see “Risk Factors — Holders of securities issued by JPMorgan Financial may be subject to losses if JPMorgan Chase & Co. were to enter into a resolution” in the accompanying prospectus supplement.
▪	The benefit provided by the trigger level may terminate on the valuation date. If the final basket value is less than the trigger level, the benefit provided by the trigger level will terminate and you will be fully exposed to any depreciation of the basket.
▪	Correlation (or lack of correlation) of performances among the underlying indices may reduce the performance of the basket, and changes in the values of the underlying indices may offset each other. The securities are linked to an unequally weighted basket consisting of the underlying indices. Movements and performances of the underlying indices may or may not be correlated with each other. At a time when the value of one or more of the underlying indices increases, the values of the other underlying indices may not increase as much or may decline. Therefore, in calculating the final basket value, increases in the value of one or more of the underlying indices may be moderated, or more than offset, by the lesser increases or declines in the values of the other underlying indices. High correlation of movements in the values of the underlying indices during periods of negative returns could have an adverse effect on your return on your investment. There can be no assurance that the final basket value will be greater than the initial basket value.

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▪	The underlying indices are not equally weighted. Because the underlying indices are not equally weighted, the same percentage change in two of the underlying indices may have different effects on the basket closing value. For example, because the weighting for the SX5E Index is greater than the weighting for the TPX Index, a 5% decrease in the value of the SX5E Index will have a greater effect on the basket closing value than a 5% increase in the value of the TPX Index. Because the SX5E Index makes up 40.00% of the basket, we expect that generally the market value of your securities and your payment at maturity will depend significantly on the performance of the SX5E Index. See “Hypothetical Payouts on the Securities at Maturity — Example 4” in this document.
▪	Secondary trading may be limited. The securities will not be listed on a securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. JPMS may act as a market maker for the securities, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS is willing to buy the securities. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the securities.
▪	We may accelerate your securities in our sole discretion and the calculation agent may adjust their final payment in good faith and in a commercially reasonable manner if an acceleration event occurs. Upon the announcement or occurrence of an acceleration event , we may, in our sole and absolute discretion, accelerate the payment on your securities and pay you an amount determined by the calculation agent in good faith and in a commercially reasonable manner by reference to the values of any fixed-income debt component and any derivatives underlying the economic terms of the securities as of the date of the notice of acceleration. An acceleration event means there is an announcement or occurrence of legal or regulatory changes that the calculation agent determines are likely to interfere with your or our ability to transact in or hold the securities or our ability to hedge or perform our obligations under the securities. If the payment on your securities is accelerated, your investment may result in a loss, and you may not be able to reinvest your money in a comparable investment. Please see “General Terms of Notes — Consequences of a Change-in-Law Event” in the accompanying product supplement for more information.
▪	The tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper U.S. federal income tax characterization of the securities, and we do not intend to request a ruling from the IRS. The IRS might not accept, and a court might not uphold, the treatment of the securities described in “Additional Information about the Securities ― Additional Provisions ― Tax considerations” in this document and in “United States Federal Taxation” in the accompanying prospectus supplement. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of any income or loss on the securities could differ materially and adversely from our description herein. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review carefully the section entitled “United States Federal Taxation” in the accompanying prospectus supplement and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Risks Relating to Conflicts of Interest

▪	Economic interests of the issuer, the guarantor, the calculation agent, the agent of the offering of the securities and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and as an agent of the offering of the securities, hedging our obligations under the securities and making the assumptions used to determine the pricing of the securities and the estimated value of the securities, which we refer to as the estimated value of the securities. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The calculation agent has determined the initial index values, will determine the final index values and the final basket value and will calculate the amount of payment you will receive at maturity, if any. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, the selection of a successor to any underlying index or calculation of the final

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index value of any underlying index in the event of a discontinuation or material change in method of calculation of that underlying index, may affect the payment to you at maturity.

In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the securities and the value of the securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the securities could result in substantial returns for us or our affiliates while the value of the securities declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the pricing date and prior to maturity could have adversely affected, and may continue to adversely affect, the values of the underlying indices and, as a result, could decrease the amount an investor may receive on the securities at maturity, if any. Any of these hedging or trading activities on or prior to the pricing date could have affected the initial index value of an underlying index and, therefore, could potentially increase the level that the final index value of an underlying index must reach before you receive a payment at maturity that exceeds the issue price of the securities or so that you do not suffer a loss on your initial investment in the securities. Additionally, these hedging or trading activities during the term of the securities, including on the valuation date, could adversely affect the final basket value and, accordingly, the payment to you at maturity, if any. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.

Risks Relating to the Estimated Value and Secondary Market Prices of the Securities

▪	The estimated value of the securities is lower than the original issue price (price to public) of the securities. The estimated value of the securities is only an estimate determined by reference to several factors. The original issue price of the securities exceeds the estimated value of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, the estimated cost of hedging our obligations under the securities and the fees, if any, paid for third-party data analytics and/or electronic platform services. See “Additional Information about the Securities — The estimated value of the securities” in this document.
▪	The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates. The estimated value of the securities is determined by reference to internal pricing models of our affiliates. This estimated value of the securities is based on market conditions and other relevant factors existing at the time of pricing and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than the estimated value of the securities. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy securities from you in secondary market transactions. See “Additional Information about the Securities — The estimated value of the securities” in this document.
▪	The estimated value of the securities is derived by reference to an internal funding rate. The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “Additional Information about the Securities — The estimated value of the securities” in this document.
▪	The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period. We generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs, our internal secondary market funding rates for structured debt issuances and the fees paid for third-party data analytics and/or electronic platform services. See “Additional Information about the Securities — Secondary market prices of the securities” in this document for additional information relating to this initial period. Accordingly, the estimated value of your securities during this initial period may be

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lower than the value of the securities as published by JPMS (and which may be shown on your customer account statements).

▪	Secondary market prices of the securities will likely be lower than the original issue price of the securities. Any secondary market prices of the securities will likely be lower than the original issue price of the securities because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, the structuring fee, projected hedging profits, if any, estimated hedging costs and fees, if any, paid for third-party data analytics and/or electronic platform services that are included in the original issue price of the securities. As a result, the price, if any, at which JPMS will be willing to buy securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Furthermore, if you sell your securities, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount and/or fees for use of an electronic platform to facilitate secondary market activity. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the securities.

The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity. See “— Risks Relating to the Securities Generally — Secondary trading may be limited” above.

▪	Secondary market prices of the securities will be impacted by many economic and market factors. The secondary market price of the securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the closing levels of the underlying indices, including:
o	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
o	customary bid-ask spreads for similarly sized trades;
o	our internal secondary market funding rates for structured debt issuances;
o	the actual and expected volatility of the underlying indices and the basket;
o	the time to maturity of the securities;
o	the dividend rates on the equity securities included in the underlying indices;
o	the actual and expected positive or negative correlation among the underlying indices, or the actual and expected absence of any such correlation;
o	interest and yield rates in the market generally;
o	the exchange rates and the volatility of the exchange rates between the U.S. dollar and each of the currencies in which the equity securities included in the underlying indices trade and the correlation among those rates and the levels of the underlying indices; and
o	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the securities, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the securities, if any, at which JPMS may be willing to purchase your securities in the secondary market.

Risks Relating to the Underlying Indices

▪	Investing in the securities is not equivalent to investing in the basket or the underlying indices. Investing in the securities is not equivalent to investing in the basket, any underlying index or its component stocks. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that constitute any underlying index.
▪	Adjustments to any underlying index could adversely affect the value of the securities. The underlying index publisher of any underlying index may discontinue or suspend calculation or publication of that underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to any discontinued underlying index and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates.
▪	The securities are subject to risks associated with securities issued by non-U.S. companies. The equity securities included in the underlying indices have been issued by non-U.S. companies. Investments in the securities linked to the value of such non-U.S. equity securities involve risks associated with the

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home countries and/or the securities markets in the home countries of the issuers of those non-U.S. equity securities, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.

▪	The securities are not directly exposed to fluctuations in foreign exchange rates. The value of your securities will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies upon which the equity securities included in the underlying indices are based, although any currency fluctuations could affect the performance of the underlying indices. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the securities, you will not receive any additional payment or incur any reduction in any payment on the securities.
▪	Governmental legislative and regulatory actions, including sanctions, could adversely affect your investment in the securities. Governmental legislative and regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the securities or the securities included in any underlying index, or engaging in transactions in them, and any such action could adversely affect the value of the securities or any underlying index. These legislative and regulatory actions could result in restrictions on the securities. You may lose a significant portion or all of your initial investment in the securities if you are forced to divest the securities due to the government mandates, especially if such divestment must be made at a time when the value of the securities has declined.

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Basket Overview

The basket is an unequally weighted basket composed of five underlying indices.

Underlying Indices

The EURO STOXX 50® Index. The EURO STOXX 50® Index is a free-float market capitalization-weighted index composed of 50 of the largest stocks in terms of free-float market capitalization traded on the major exchanges of 11 Eurozone countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. For additional information about the EURO STOXX 50® Index, see “Equity Index Descriptions — The STOXX Benchmark Indices” in the accompanying underlying supplement.

The TOPIX® Index.  The TOPIX® Index, also known as the Tokyo Stock Price Index, is a free float-adjusted market capitalization-weighted index of common stocks listed on the Tokyo Stock Exchange, Inc. covering an extensive portion of the Japanese stock market. For additional information about the TOPIX® Index, see “Equity Index Descriptions — The TOPIX® Index” in the accompanying underlying supplement.

The FTSE® 100 Index. The FTSE® 100 Index measures the composite price performance of stocks of the 100 largest U.K. companies (determined on the basis of market capitalization) traded on the London Stock Exchange. For additional information about the FTSE® 100 Index, see “Equity Index Descriptions — The FTSE® 100 Index” in the accompanying underlying supplement.

The Swiss Market Index. The Swiss Market Index (“SMI®”) is a free float-adjusted market capitalization-weighted price return index of the Swiss equity market. The SMI® comprises the 20 most highly capitalized and liquid stocks of the Swiss Performance Index®. For additional information about the Swiss Market Index, see “Equity Index Descriptions — The Swiss Market Index” in the accompanying underlying supplement.

The S&P/ASX 200 Index. The S&P/ASX 200 Index is designed to be the primary gauge for the Australian equity market, and it is recognized as an investable benchmark in Australia. The S&P/ASX 200 Index measures the performance of the 200 largest and most liquid index-eligible stocks listed on the Australian Securities Exchange by float-adjusted market capitalization. For additional information about the S&P/ASX 200 Index, see “Equity Index Descriptions — The S&P/ASX 200 Index” in the accompanying underlying supplement.

Underlying index information as of August 14, 2026
Underlying index	Bloomberg ticker symbol	Current value	Basket weighting
The EURO STOXX 50® Index	SX5E	6,539.59	40.00%
The TOPIX® Index	TPX	4,197.20	25.00%
The FTSE® 100 Index	UKX	10,750.11	17.50%
The Swiss Market Index	SMI	14,390.67	10.00%
The S&P/ASX 200 Index	AS51	9,115.215	7.50%

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The following graph is calculated to show the performance of the basket during the period from January 4, 2021 through August 14, 2026, assuming the underlying indices are weighted as set out above such that the initial basket value was 100 on January 4, 2021 and illustrates the effect of the offset and/or correlation among the underlying indices during that period. The graph does not take into account the upside payment or absolute basket return on the securities, nor does it attempt to show your expected return on an investment in the securities. You cannot predict the future performance of any underlying index or of the basket as a whole, or whether increases in the value of any underlying index will be offset by decreases in the values of the other underlying indices. The historical performance of the basket and the degree of correlation among the value trends of the underlying indices (or lack thereof) should not be taken as an indication of its future performance.

Historical Basket Performance* January 4, 2021 through August 14, 2026

*The dotted line in the graph indicates a hypothetical trigger level equal to 75% of the hypothetical basket closing value on August 14, 2026. The actual trigger level is equal to 75% of the initial basket value, which was set equal to 100 on the pricing date.

The following graphs set forth the daily closing levels for each of the underlying indices for the period from January 4, 2021 through August 14, 2026. We obtained the closing level information above and the information in the graphs from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The historical closing levels and historical performance of the underlying indices should not be taken as an indication of future performance, and no assurance can be given as to the basket closing value on the valuation date or the closing levels of the underlying indices on the valuation date. There can be no assurance that the final basket value will be greater than or equal to the trigger level so that you do not suffer a loss on your initial investment in the securities.

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Historical Performance of the EURO STOXX 50® Index January 4, 2021 through August 14, 2026

License Agreement. The EURO STOXX 50® Index and STOXX® are the intellectual property (including registered trademarks) of STOXX Limited and/or its licensors (the “Licensors”), which are used under license. The securities based on the EURO STOXX 50® Index are in no way sponsored, endorsed, sold or promoted by STOXX Limited and its Licensors and neither STOXX Limited nor any of its Licensors shall have any liability with respect thereto. See “Equity Index Descriptions — The STOXX Benchmark Indices — License Agreement” in the accompanying underlying supplement.

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Historical Performance of the TOPIX® Index January 4, 2021 through August 14, 2026

License Agreement. JPMorgan Chase & Co. or its affiliate expects to enter into an agreement with JPX Market Innovation & Research, Inc. (“JPXI”) (or to obtain a sublicense from an affiliate who has entered into a license agreement with JPXI) that would provide it and certain of its affiliates or subsidiaries, including JPMorgan Financial, with a non-exclusive license and, for a fee, with the right to use the TOPIX® Index, which is owned and published by JPXI, in connection with certain securities, including the securities. For more information, see “Equity Index Descriptions — The TOPIX® Index — License Agreement” in the accompanying underlying supplement.

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Historical Performance of the FTSE® 100 Index January 4, 2021 through August 14, 2026

License Agreement. “FTSE®,” “FT-SE®” and “footsie®” are trademarks of London Stock Exchange Group PLC and its affiliates and are used by FTSE Russell under license.  The use of and reference to the FTSE® 100 Index in connection with the securities has been consented to by FTSE Russell.  All rights to the FTSE® 100 Index are owned by FTSE Russell, the publisher of the FTSE® 100 Index.  We, JPMorgan Chase & Co., the agent, the calculation agent and the trustee disclaim all responsibility for the calculation or other maintenance of or any adjustments to the FTSE® 100 Index.  In addition, FTSE Russell has no relationship to us, JPMorgan Chase & Co. or the securities.  FTSE Russell does not sponsor, endorse, authorize, sell or promote the securities, and do not have any obligation or liability in connection with the administration, marketing or trading of the securities.  For more information, see “Equity Index Descriptions — The FTSE 100® Index — License Agreement” in the accompanying underlying supplement.

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Historical Performance of the Swiss Market Index January 4, 2021 through August 14, 2026

License Agreement. JPMorgan Chase & Co. or its affiliate has entered into an agreement with SIX Swiss Exchange Ltd. (“SSE”) providing it and certain of its affiliates or subsidiaries, including JPMorgan Financial, with a non-exclusive license and, for a fee, with the right to use the SMI®, which is owned and published by SSE, in connection with certain securities, including the securities. For more information, see “Equity Index Descriptions — The Swiss Market Index — License Agreement” in the accompanying underlying supplement.

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Historical Performance of the S&P/ASX 200 Index January 4, 2021 through August 14, 2026

License Agreement. JPMorgan Chase & Co. or its affiliate has entered into an agreement with S&P Dow Jones Indices LLC that provides it and certain of its affiliates or subsidiaries, including JPMorgan Financial, with a non-exclusive license and, for a fee, with the right to use the S&P/ASX 200 Index, which is owned and published by S&P Dow Jones Indices LLC, in connection with certain securities, including the securities.  For more information, see “Equity Index Descriptions — The S&P/ASX 200 Index — License Agreement” in the accompanying underlying supplement.

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Additional Information about the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Provisions:
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled valuation date is not a trading day or if a market disruption event occurs on that day so that the valuation date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the third business day following the valuation date as postponed.
Minimum ticketing size:	$1,000 / 1 security
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
The estimated value of the securities:

The estimated value of the securities set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value of the securities does not represent a minimum price at which JPMS would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities.  The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. For additional information, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The estimated value of the securities is derived by reference to an internal funding rate” in this document. The value of the derivative or derivatives underlying the economic terms of the securities is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the securities on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates” in this document.

The estimated value of the securities is lower than the original issue price of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, the estimated cost of hedging our obligations under the securities and the fees, if any, paid for third-party data analytics and/or electronic platform services. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the securities may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The estimated value of the securities is lower than the original issue price (price to public) of the securities” in this document.

Secondary market prices of the securities:	For information about factors that will impact any secondary market prices of the securities, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — Secondary market prices of the securities will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you

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in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of two years and one-half of the stated term of the securities. The length of any such initial period reflects the structure of the securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the securities and when these costs are incurred, as determined by our affiliates. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period.”
Tax considerations:

You should review carefully the section entitled “United States Federal Taxation” in the accompanying prospectus supplement. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities.

Based on current market conditions, in the opinion of our special tax counsel, it is reasonable to treat your securities as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “United States Federal Taxation — Tax Consequences to U.S. Holders — Program Securities Treated as Prepaid Financial Contracts That are Open Transactions” in the accompanying prospectus supplement. Assuming this treatment is respected, the gain or loss on your securities should be treated as long-term capital gain or loss if you hold your securities for more than a year, whether or not you are an initial purchaser of securities at the issue price. However, the IRS or a court may not respect this treatment of the securities, in which case the timing and character of any income or loss on the securities could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities.
Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations.
Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2027 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”).
Based on certain determinations made by us, our special tax counsel is of the opinion that Section 871(m) should not apply to the securities with regard to Non-U.S. Holders.
Our determination is not binding on the IRS, and the IRS may disagree with this determination.
Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security.
You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Supplemental use of proceeds and hedging:

The securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the securities. See “How the Dual Directional Trigger Jump Securities Work” in this document for an illustration of the risk-return profile of the securities and “Basket Overview” in this document for a description of the market exposure provided by the securities.

The original issue price of the securities is equal to the estimated value of the securities plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, plus the estimated cost of hedging our obligations under the securities, plus the fees, if any, paid for third-party data analytics and/or electronic platform services.

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Principal at Risk Securities

Supplemental notice to investors:	The securities may cause you to become subject to short position disclosure requirements if they confer a financial advantage on you in the event of a decrease in the price or value of any relevant shares under Regulation (EU) No. 236/2012 (the “Short Selling Regulation"). This will occur if the short position represented by the short exposure provided by the securities, when combined with other long and short positions you may hold, causes you to cross a relevant net short position disclosure threshold under the Short Selling Regulation. It is your responsibility to monitor your net short positions and to comply with the obligations applicable to you under the Short Selling Regulation. You should consult with your own legal and regulatory advisers regarding the securities should you have any concerns about these requirements.
Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement.
Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the securities in the secondary market, but is not required to do so. JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management. In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each security.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the securities and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “— Supplemental use of proceeds and hedging” above and “Use of Proceeds and Hedging” in the accompanying product supplement.

Validity of the securities and the guarantee:	In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the securities offered by this pricing supplement have been issued by JPMorgan Financial pursuant to the indenture, the trustee and/or paying agent has made, in accordance with the instructions from JPMorgan Financial, the appropriate entries or notations in its records relating to the master global note that represents such securities (the “master note”), and such securities have been delivered against payment as contemplated herein, such securities will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (x)(i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of JPMorgan Chase & Co.’s obligation under the related guarantee or (y) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the securities to the extent determined to constitute unearned interest. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act, except that such counsel expresses no opinion as to (i) any law, rule or regulation that is applicable to JPMorgan Financial or JPMorgan Chase & Co., the indenture, the securities, the related guarantee (together with the indenture and the securities, the “Documents”) or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 24, 2026, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 24, 2026.

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Principal at Risk Securities

Where you can find more information:

You should read this document together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these securities are a part, and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement.

This document, together with the documents listed below, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

• Product supplement no. 3-I dated April 17, 2026:

http://www.sec.gov/Archives/edgar/data/19617/000121390026045198/ea0285802-20_424b2.pdf

• Underlying supplement no. 1-I dated April 17, 2026:

http://www.sec.gov/Archives/edgar/data/19617/000121390026045209/ea0285802-11_424b2.pdf

• Prospectus supplement and prospectus, each dated April 17, 2026:

http://www.sec.gov/Archives/edgar/data/19617/000095010326005889/crt_dp245141-424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617.

As used in this document, “we,” “us,” and “our” refer to JPMorgan Financial.

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